Exhibit 23.5

[BDO Seidman, LLP]

Consent of Independent Registered Public Accounting Firm

PAV Republic, Inc.
Akron, Ohio

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated September 15, 2006, relating to the consolidated financial statements of PAV Republic, Inc., and subsidiaries for the period January 1, 2005 through July 22, 2005, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP
  Detroit, Michigan

  October 25, 2006